Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form F-3 No. 333-261756 and No. 333-273353 and Form S-8 No. 333-214267, No. 333-221128, No. 333-228585, No. 333-228586, No. 333-231683, No. 333-239996, No. 333-256408, No. 333-265160 and No. 333-272157) and related Prospectuses of Nomura Holdings, Inc. of our report dated June 28, 2023, except for the effects of the restatement disclosed in “Restatement of historical annual consolidated financial statements” within Note 1, as to which the date is April 12, 2024, with respect to the consolidated financial statements of Nomura Holdings, Inc. and our report dated June 28, 2023, except for the effect of the material weakness described in the third paragraph, as to which the date is April 12, 2024, with respect to the effectiveness of internal control over financial reporting of Nomura Holdings, Inc., included in this Annual Report (Form 20-F/A) for the year ended March 31, 2023.

/s/ Ernst & Young ShinNihon LLC

Tokyo, Japan

April 12, 2024